                                                                  Exhibit 10.15
                        COMMONWEALTH OF THE BAHAMAS
                        New Providence


                        DATED the 18th day of September, 1996






                        BETWEEN:-




                        OCEAN PROPERTIES BAHAMAS LIMITED
                                        &
                              PARADISE CORPORATION

                                       AND


                        SUN INTERNATIONAL HOTELS LIMITED











                       ----------------------------------
                               AGREEMENT FOR SALE
                       ----------------------------------


-------------------------------------------------------------------------------
AGREEMENT FOR SALE/PURCHASE
EXECUTION COPY - 12/9/96

COMMONWEALTH OF THE BAHAMAS
NEW PROVIDENCE

THIS AGREEMENT is made the Eighteenth day of September, 1996

BETWEEN:

(1) OCEAN PROPERTIES BAHAMAS LIMITED a company incorporated under the laws of the Commonwealth of The Bahamas and having its registered office in the City of Nassau on the Island of New Providence one of the Islands of the Commonwealth of The Bahamas ("Ocean Bahamas") of the first part
(2) PARADISE CORPORATION a company incorporated under the laws of the State of Nevada one of the United States of America ("Paradise Corp") of the second part and
(3) SUN INTERNATIONAL HOTELS LIMITED a company also incorporated under the laws of the Commonwealth of The Bahamas and having its Registered Office in the City of Nassau in the Island of New Providence aforesaid ("Sun Hotels") of the third part

NOW IT IS AGREED AS FOLLOWS:

1.   DEFINITIONS

     1.1 In this Agreement the following words and expressions have the following meanings unless inconsistent with the context:
          1.1:1 "the Governmental Approvals" means the Vendors' Governmental Approvals and the Purchaser's Governmental Approvals
          1.1:2 "the Assets" means all the assets property and rights to be sold to the Purchaser pursuant to clause 2 AS-IS-WHERE-IS with all faults and without any warranties other than as expressly set forth herein PROVIDED HOWEVER that the Assets shall not include any items of personal property which bear the trademark or indicia of the Franchisor
          1.1:3     "the Assumed Liabilities" means the liabilities to be
                    assumed by the Purchaser pursuant to clause 4
          1.1:4     "the Book Debts" means all book and other debts accounts
                    receivable notes receivable accrued or accruing due to the Vendor in respect of the Business as at the Transfer Date. The Book Debts expressly exclude any inter-company receivables of the Vendor and as of the date of this Agreement are limited to those set forth in Schedule One
          1.1:5 "the Business" means the hotel business situate on Paradise Island in the said Commonwealth of The Bahamas and carried on by the Vendor through the Manager and known as the Holiday Inn Sunspree Resort which term is used herein for convenience and to facilitate reference herein to certain activities and interests of the Vendor; provided however that it is specifically understood and agreed that this Agreement concerns only the sale of the Assets by the Vendor to the Purchaser and the use of such term shall not be construed in any manner whatsoever to indicate that the Purchaser is purchasing the Business and (except as expressly set forth herein) neither the Vendor nor its stockholders directors officers agents employees accountants attorneys or any other agent or representative whatsoever or any of the companies or entities affiliated with the Vendor has made any warranties representations or guarantees express implied or statutory written or oral to the Purchaser and the Purchaser specifically understands and acknowledges that neither the Vendor nor its stockholders directors officers agents employees accountants attorneys or any other agent or representative whatsoever or any of the companies or entities affiliated with the Vendor shall have any liability of whatsoever kind nature or description to the Purchaser in connection with the probability of success of the operation of the Business (financial or otherwise) or otherwise and the Purchaser specifically acknowledges and agrees that (except as expressly set forth herein) neither the Vendor nor its stockholders directors officers agents employees accountants attorneys or any other agent or representative whatsoever or any of the companies or entities affiliated with the Vendor has made or is bound by any warranties expressed or implied of whatsoever kind type nature description or characterization with respect to the Business. The Purchaser has received independent advice from legal financial and other similar professional advisors of its choice with respect to the advisability of purchasing only the Assets and the Purchaser as a material inducement to the Vendor to execute this Agreement hereby specifically acknowledges that the Financial Statements are furnished by the Vendor to the Purchaser for information purposes only and without any warranty or representation of any kind type nature or description and neither the Vendor nor its agents employees or any of the companies affiliated with the Vendor has made any warranties representations or guarantees express implied or statutory written or oral to the Purchaser and the Purchaser specifically understands and acknowledges that neither the Vendor nor its stockholders directors officers agents employees accountants attorneys or any other agent or representative whatsoever or any of the companies or entities affiliated with the Vendor shall have any liability of whatsoever kind nature description to the Purchaser in connection with the decision of the Purchaser to purchase only the Assets and to accept the Assets and all aspects of the Business AS-IS-WHERE-IS with all faults and without any warranties expressed or implied of whatsoever kind type nature description or characterization except as expressly provided herein
          1.1:6 "Cash Float" means any cash balances held at the Transfer Date for the purpose of reimbursing out-of-pocket expenses of the Business
          1.1:7 "Contracts" means the contracts and other documents listed in Schedule Two
          1.1:8 "Completion" means the performance by the Parties of their respective obligations under clause 8 on the Transfer Date
          1.1:9 "the Creditors" means the aggregate amount owed by the Vendor in connection with the Business to or in respect of trade creditors as recorded in the books of account of the Business as at the Transfer Date (save for the Assumed Liabilities)
          1.1:10 "the said currency" means the lawful currency of the United States of America
          1.1:11    "the Date for Governmental Approvals" means the Transfer
                    Date
          1.1:12 "the Employees" means the persons engaged in the Business at or immediately prior to the Transfer Date whose names are listed in Schedule Three

          1.1:13 "the Excluded Employees" means the employees listed in Part I of Schedule Three
          1.1:14    "the Transferring Employees" means the employees listed in
                    Part II of Schedule Three
          1.1:15 "the Equipment" means the furniture fittings and equipment located at the site of the Business and used in connection with the Business at the Transfer Date owned by the Vendor and listed in Schedule Four
          1.1:16 "Excluded Assets" means the assets listed in clause 3 which are owned by the Vendor but are excluded from the sale to the Purchaser
          1.1:17 "the Financial Statements" means accountant-prepared statements for Ocean Bahamas in respect of the Business as of the 31st day of October for the years 1993 1994 and 1995 prepared in accordance with generally accepted accounting principles and furnished to the Purchaser with the express understanding that (a) the Purchaser will make no use whatsoever of the Financial Statements and
                    (b) the Purchaser is not relying upon the Financial Statements and (c) the Financial Statements are furnished for information purposes only and are furnished without any warranties representations or guarantees express implied or statutory written or oral or of any other kind type nature or description
          1.1:18 "the Franchise Agreement" means that certain licence agreement dated the 8th day of August, 1994 made between Bass International Holdings NV and Ocean Bahamas and the terms "Franchisor" and "Franchisee" shall be construed accordingly
          1.1:19 "the Goodwill" means goodwill if any of the Vendor in connection with the Business
          1.1:20 "the Holder" means the successor to Aetna Life Insurance Company under the Indenture
          1.1:21 "the Indenture" means that debenture dated the 6th day of November, 1987 made between the Vendor of the first part and Aetna Life Assurance Company of the second part recorded in Volume 4856 at pages 65 to 136 in the Registry of Records in the City of Nassau aforesaid as amended including without limitation those amendments and modifications contained and set forth in those certain instruments dated the 10th day of January, 1992 and the 11th day of March, 1994

          1.1:22    "Liabilities" means the liabilities shown on the books and records of the Business as outstanding and any other
                    liabilities or obligations whether fixed or contingent
                    known or unknown at the Transfer Date (save for the
                    Assumed Liabilities)
          1.1:23    "the Licences" means those licences in respect of the
                    Business listed in Schedule Five
          1.1:24    "the Loan-related Obligations" means those matters set forth in the Estoppel Letter dated the 19th day of July, 1996
                    executed by the Holder in favour of the Vendor a copy of
                    which is attached hereto as Exhibit A
          1.1:25    "the Manager" means Sunspree Management Limited a wholly-
                    owned subsidiary of the Vendor and its predecessors
          1.1:26    "OPL" means Ocean Properties Ltd. a company incorporated
                    under the laws of the State of Maine another of the
                    United States of America which corporation is an
                    affiliate of the Vendor
          1.1:27    "the Parties" means Ocean Bahamas Paradise Corp and Sun
                    Hotels
          1.1:28    "the Property" means that certain parcel of real property
                    described in Schedule Six
          1.1:29    "the Purchaser" means Sun Hotels a company whose shares are quoted on the New York Stock Exchange
          1.1:30    "the Purchaser"s Governmental Approvals" means any and all required approvals of whatsoever kind type nature
                    description or characterization including for the
                    purposes of illustration and not limitation the following:
                    1.1:30.1  Permit required under the International Persons
                              Landholding Act 1993 in connection with the
                              acquisition of the Property
                    1.1:30.2  Bahamas Investment Authority approval in respect of the acquisition of the Business including the Assets
          1.1:31    "the Purchaser"s Attorney" means Giselle M. Pyfrom of Harry
                    B. Sands and Company of Nassau Bahamas
          1.1:32    "the Stocks" means the items used in connection with the
                    Business at the Transfer Date such items as at the date of this Agreement at their current replacement value being
                    listed in Schedule Seven
          1.1:33    "the Transfer Date" means the day of September, 1996
          1.1:34    "the Vendor" means Ocean Bahamas and Paradise Corp

          1.1:35 "the Vendors" Governmental Approvals" means any and all required approvals of whatsoever kind type nature description or characterization including for the purposes of illustration and not limitation the approval from the Exchange Control Department of the Central Bank of The Bahamas to allow the Vendor immediately upon the Transfer Date to transfer or repatriate the total proceeds of the sale of the Assets hereunder to the United States of America in the said currency without any tax premium or any other kind or type of premium and without penalty in The Bahamas
          1.1:36 "the Vendors" Attorney" means Hartis E. Pinder,. Esq of Messrs., Mckinney Bancroft & Hughes Mareva House George Street Nassau Bahamas
          1.1:37 "the Warranties" means the warranties and representations and undertakings set out in Schedule Eight
     1.2 Words denoting the singular number only shall include the plural and vice versa. Words denoting any gender include all genders and words denoting persons shall include firms and corporations and vice versa
     1.3 Unless the context otherwise requires reference to any clause sub-clause or schedule is to a clause sub-clause or schedule (as the case may be) of or to this Agreement
     1.4 Unless the context otherwise requires references to acts or omissions by the Vendor in respect of the Business shall include the acts or omissions of the Manager
     1.5 The headings in this Agreement are inserted for convenience only and shall not affect the construction or interpretation of this Agreement

2.   SALE AND PURCHASE OF THE ASSETS

     2.1 Subject to the provisions of this Agreement the Vendor shall sell as beneficial owner and the Purchaser shall purchase subject to the Indenture and the other Assumed Liabilities but otherwise free from all charges liens equities and encumbrances with effect from the Transfer Date the following assets of the Vendor:
          2.1:1     the Goodwill
          2.1:2     the Property

          2.1:3     the Equipment
          2.1:4     the Stocks
          2.1:5     the Book Debts together with all cheques bills notes and
                    securities receivable for same
          2.1:6     the Cash Float
          2.1:7     without in any way limiting the generality of the foregoing all other assets of whatever nature employed in the Business at the Transfer Date including the Licences but excluding
                    the Excluded Assets
     2.2 The aggregate consideration for the sale by the Vendor of the Assets (in addition to the assumption of the Assumed Liabilities by the Purchaser shall be the payment to the Vendor of the sum of Twelve million dollars in the said currency (US$12,000,000.00) but subject to upward adjustments for Stocks Book Debts and Cash Float and apportioned outgoings charges and prepayments pursuant to clause 5
     2.3  The consideration shall be paid:
          2.3:1     as to Twelve million dollars in the said currency
                    (US$12,000,000.00) at the Transfer Date in accordance with clause 8.5:1
          2.3:2     as to the value of the Stocks in accordance with clause 9.1
          2.3:3     as to an amount equal to Ninety-seven percent (97%) of the
                    Book Debts as of the Transfer Date in accordance with clause 9.2
          2.3:4     as to the amount of the Cash Float in accordance with
                    clause 9.3
          2.3:5     as to the amount due to the Vendor in respect of any
                    apportionments or prepayments in accordance with clause 9.4

3.   EXCLUDED ASSETS AND LIABILITIES

     3.1 There shall be excluded from the sale and purchase of the Assets and retained by the Vendor the following assets:
          3.1:1 all the books and records of the Vendor other than as referreed to in clauses 8.3:4.1 8.3:4.2 and 8.3:4.3
          3.1:2 all cash and deposits of whatsoever kind type characterization nature or description relating to the Business (except the Cash Float) and/or held by or on behalf of the Holder including (for the purpose of illustration and not by way of limitation) all sums on deposit at NationsBank in the FF&E escrow account on the Transfer Date

     3.2 There shall be excluded from the sale and purchase of the Assets and retained by the Vendor the Liabilities the Creditors and any items of personal property which bear the trademark or indicia of the Franchisor

4.   ASSUMED LIABILITIES

     4.1 Subject to the consent where necessary of other contracting parties (which the Parties shall use all reasonable endeavours to obtain)
          the Purchaser shall as from the Transfer Date assume perform and discharge the liabilities of the Vendor listed below. If it proves impossible to obtain any such consent in relation to any of such liabilities the Purchaser will assume perform and discharge such liability as agent for and on behalf of the Vendor and will indemnify the Vendor accordingly. The Assumed Liabilities are those liabilities and obligations of the Vendor under or in respect of:
          4.1:1     The Indenture including the Loan-related Obligations
          4.1:2     The Contracts
          4.1:3     Related to or arising out of the environmental state or
                    condition of the Assets of whatsoever kind type nature or
                    characterization
          4.1:4     The Transferring Employees from and after the Transfer Date
          4.1:5     Real Property Taxes in respect of the Property from and
                    after the 11th day of March, 1994
     4.2 The Purchaser shall not be the successor to the Vendor and it is agreed that the Purchaser shall not assume or be responsible or become responsible or become liable to pay, satisfy, perform or discharge any obligation, liability or indebtedness whatsoever contingent or otherwise of the Vendor or its affiliates except the Assumed Liabilities. The Vendor shall indemnify and hold harmless the Purchaser and its affiliates from and against any obligation liability or indebtedness of any kind or nature of the Vendor or its affiliates not included in the Assumed Liabilities

5.   APPORTIONMENT/PREPAYMENTS

     5.1 Except for the Assumed Liabilities all other charges and outgoings of the Business or in relation to the Property including but not limited to electricity water telephone charges deposits business licence fees guest taxes and all other payments outgoings and costs of a periodical nature which are chargeable by reference to a period commencing before and ending after the

          Transfer Date shall be apportioned on a time basis so that such part of the relevant charges attributable to the period ended on the Transfer Date shall be borne by the Vendor and such part of the relevant charges attributable to the period commencing on the day following the Transfer Date shall be borne by the Purchaser
     5.2 Upon Completion the Vendor shall account to the Purchaser for all prepayments received in respect of any of the Contracts or in respect of any orders or arrangements not wholly completed or discharged by the Vendor at the Transfer Date to the extent that such prepayments exceed the actual cost (if any) incurred by the Vendor in partially performing the Contracts or such orders or arrangements prior to the Transfer Date
     5.3 The apportionments and prepayments referred to in this clause shall be determined and agreed in accordance with clause 9.4

6.   CONDUCT OF THE BUSINESS

     6.1 Except as expressly provided herein to the contrary including without limitation the obligation of the Vendor to terminate the Franchise Agreement pursuant to clause 13.1 of this Agreement and the obligation of the Vendor to decertify the Property and to remove therefrom all items of personal property which bear the trademark or indicia of the Franchisor under the Franchise Agreement (and to utilize the employees of the Purchaser to effectuate such decertification without cost charge or expense to the Vendor) and accepting any acts of the Purchaser which affects the conduct of the Business the Vendor shall carry on the Business as a going concern in the ordinary course from the date of this Agreement to the Transfer Date and during such period shall:
          6.1:1 not sell or dispose of any of the Assets or remove any physical Assets of the Business from the Property save in the course of normal day to day trading
          6.1:2 not enter into any material contract or incur capital expenditure (other than as disclosed in writing to the Purchaser prior to the date of this Agreement or except with the prior written consent of the Purchaser (such consent not to be unreasonably withheld))

          6.1:3 not to depart in any material respect from the ordinary course of the day-to-day conduct of the Business as affected by the terms and provisions hereof and as further affected by the acts of the Purchaser
          6.1:4 not to grant or create or agree to grant or create any mortgage charge debenture or other encumbrance over or affecting any of the Assets
          6.1:5 not permit any of its insurances to lapse or do or omit to do anything which voids any policy of insurance
     6.2 The Purchaser shall take over the Assets with effect from the Transfer Date and shall assume responsibility for the management of the Assets in all respects

7.   RISK

The Assets shall be at the risk of the Vendor for the inclusive period from the date of this Agreement to the Transfer Date

8.   COMPLETION

     8.1 Completion of the sale and purchase of the Assets shall be conditional upon satisfaction of each of the following conditions:
          8.1:1     the delivery by the Vendor to the Purchaser of the Financial
                    Statements within Five (5) days of the date of this
                    Agreement provided however that the Purchaser as a
                    material inducement to the Vendor to provide the
                    Financial Statements hereby specifically acknowledges
                    that the Financial Statements are furnished by the
                    Vendor to the Purchaser for information purposes only
                    and without any warranty or representation of any kind
                    type nature or description
          8.1:2     the accuracy in all material respects of the Warranties
          8.1:3     the grant of the Vendor Governmental Approvals which must be obtained and written confirmation thereof furnished to the Purchaser on or before the Date for Governmental Approvals
          8.1:4     the grant of the Purchaser Governmental Approvals which must be obtained and written confirmation thereof furnished to the Vendor on or before the Date for Governmental Approvals
          8.1:5     the Vendor's good and marketable documentary title to the
                    Property in fee simple in possession free from incumbrances otherwise than the

                    Indenture and the other Assumed Liabilities in so far as they are capable of affecting and do affect the Property
     8.2 Completion of the sale and purchase hereby agreed shall take place on the Transfer Date at the offices of the Purchaser"s Attorneys or at such other place as the Parties shall agree
     8.3  At Completion the Vendor shall deliver or cause to be delivered to the
          Purchaser:
          8.3:1 certified copies of all necessary corporate approvals of the Vendor authorizing the transactions contemplated by this Agreement as required by Section 165 of the Companies
                    Act, 1992 and any relevant provisions of the respective
                    Memoranda and Articles of Association of the Vendor
          8.3:2     duly executed conveyances assignments and other documents in the terms to be agreed with the Purchaser's Attorney
                    necessary to vest title in the Property in the Purchaser together with all deeds and documents relating to the title of Ocean Bahamas in the Property
          8.3:3     duly executed assignments in respect of the transfer of:
                    8.3:3.1   the Loan-related Obligations the Vendors' rights
                              and liabilities under the Indenture
                    8.3:3.2   the Contracts and
                    8.3:3.3   the Book Debts
          8.3:4 all the Assets hereby agreed to be sold which are capable of passing by delivery including without limitation the following:
                    8.3:4.1   all designs drawings plans schematics sales
                              publications advertising and promotional material which apply to the Property and the structures or buildings on the Property in the possession or control of the Vendor save and except any items which bear the trademark or indicia of the Franchisor
                    8.3:4.2   all documentation and records in relation to the
                              Contracts in the possession of the Vendor
                    8.3:4.3   all contract National Insurance payroll account
                              Union and Pension records relating to all Transferring Employees duly completed and up to date
                    8.3:4.4   a valid and binding written acknowledgment from
                              the Manager and the Franchisor that all
                              agreements and arrangements

                              (including without limitation the Franchise
                              Agreement) which affect the Business or Assets have been canceled by mutual agreement and without any compensation or damages being payable by the Purchaser
     8.4 At Completion the Purchaser will deliver to the Vendors' Attorneys the following:
          8.4:1 by way of wire transfer in favour of the Vendor or such other party or parties as the Vendor shall direct in writing and/or to one or more accounts of the Vendor as designated by the Vendor in writing the said sum of Twelve million dollars in the said currency (US$12,000,000.00) together with an amount in respect of Book Debts referred to in clause 2.3:3 an amount in respect of Stocks referred to in clause 2.3:2 an amount in respect of Cash Float referred to in clause 2.3:4 and subject to any adjustment for apportionments and prepayments referred to in clause 2.3:5 and provided the Vendor is in compliance with its obligations hereunder other than those mentioned below such wire transfers shall be transmitted by the Purchaser's bank prior to 1:00pm on the Transfer Date as a precondition to the performances required of the Vendor pursuant to clauses
                    8.1 and 8.4 or otherwise as the Parties may agree in writing
          8.4:2 unconditional general releases in the form attached hereto as Exhibit B whereby the Purchaser releases and agrees to indemnify the Vendor OPL and their respective past and present employees officers directors shareholders attorneys accountants agents as well as any and all entities owned by or affiliated with the Vendor or OPL including without limitation the Manager of and from all actions causes of action labour disputes and issues suits losses costs debts dues sums of money accounts reckonings bonds bills specialties covenants controversies warranties agreements promises variances trespasses damages judgments extents executions claims disputes offset rights defenses to payment specific performance indemnification rights subrogation rights and contribution rights for upon by reason of on account of or arising from or out of or by virtue of any transaction event or occurrence duty or obligation indemnification agreement promise warranty covenant or representation breach of contract and demands of whatsoever kind or nature in law or in equity whether direct or indirect known or unknown actual or contingent heretofore arising now existing or hereafter arising however or whenever arising with respect to the Assumed Liabilities

9.   STOCKS BOOK DEBTS AND CASH FLOAT

     9.1 The Parties shall jointly update the Stocks no later than Two (2) full working days prior to the Transfer Date to reflect items in addition to those items shown on Schedule Seven ("the Added Items") as well as those items shown on Schedule Seven which are not at the Property on the date that the update is conducted. The Parties shall agree the current replacement value of all Added Items. The Purchaser specifically absolutely and unconditionally agrees to all items listed in Schedule Seven and the replacement value reflected therein for all such items
     9.2 The Parties shall jointly update the Book Debts to reflect items in addition to those items shown in Schedule One no later than Two (2) full working days prior to the Transfer Date from which shall be calculated the amount referred to in clause 2.3:3. The Purchaser specifically absolutely and unconditionally agrees to all items listed in Schedule One for which the Parties have agreed the Purchaser shall pay to the Vendor the sum of Two million dollars in the said currency (US$2,000,000.00)
     9.3 The Parties shall jointly determine the Cash Float as near as practicable to the Transfer Date
     9.4 The Parties shall jointly determine apportionments and prepayments as referred to in clause 5 as near as practicable to the Transfer Date
     9.5 The Vendor shall forthwith upon Completion give notice in writing pursuant to the Choses in Action Act to the relevant debtors of the assignment of the Book Debts. The Vendor shall following
          Completion and after payment by the Purchaser to the Vendor at Completion of the amount referred to in clause 2.3:3 promptly pay to the Purchaser all sums received by it in respect of the Book
          Debts (whether received before or after the date of this Agreement) and pending payment will hold such sums so received on trust for the Purchaser

10.  EMPLOYEES

     10.1 As regards the Excluded Employees:
          10.1.1 The Vendor shall give notice prior to the Transfer Date to terminate the employment contracts of each of the Excluded Employees in each case on proper notice or payment in lieu of notice according to the respective terms of their employment and the notices so given will expire on or prior to the Transfer Date and the Vendor shall discharge and indemnify the Purchaser against all costs claims liabilities expenses and demands arising from all dismissals by the Vendor of the Excluded
                    Employees
          10.1.2 The Vendor shall indemnify the Purchaser against each and every cost claim liability expense or demand which relates to or arises out of either any act or omission by the Vendor or any other event or occurrence including
                    (but without limitation) the sale of the Assets which the Purchaser may incur in relation to any contract of employment and collective agreements concerning the Excluded Employees and the Vendor warrants and undertakes that payment of all salaries wages monthly pension contributions insurance and other employee-related expenses shall be current to the Transfer Date with respect to the Excluded Employees
     10.2 As regards the Transferring Employees:
          10.2:1 The contracts of employment shall at Completion be transferred to the Purchaser to the extent transferable
          10.2:2 The Purchaser agrees to assume any and all liabilities of the Vendor of whatsoever kind or type under and pursuant to any agreement of any kind type nature or description which relates to the Transferring Employees including without limitation any labour contract labor union or collective bargaining agreements
          10.2:3 The Purchaser shall be responsible for and undertakes to indemnify and keep indemnified the Vendor from and against any and all liabilities obligations costs claims and demands of whatsoever kind type nature or characterization resulting from the voluntary or involuntary termination of any employee arrangements which pertain to the Transferring Employees which occurs in connection with the implementation of the terms and provisions of this Agreement whether occurring prior or subsequent to the Transfer Date
          10.2:4 The Vendor undertakes to indemnify and keep the Purchaser indemnified from and against all liabilities obligations costs claims and demands arising from or in respect of any of the Transferring Employees insofar as and to the extent that the same was caused by any act or omission of the Vendor prior to the Transfer Date and the Vendor warrants and undertakes that payment of all salaries wages monthly pension contributions insurance and other employee-related expenses shall be current to the Transfer Date with respect to the Transferring Employees
          10.2:5 Notwithstanding the foregoing or any other term or provision contained and set forth in this Agreement to the contrary in no event shall the Vendor bear any responsibility whatsoever for any increases in the cost of benefits attributable to the sale of the Assets or attributable to the transfer of the Transferring Employees

11.  THE PROPERTY

     11.1 The Vendor sells the Property as beneficial owner
     11.2 Upon Completion the Purchaser shall be entitled to vacant possession of the Property which is sold subject to the Indenture and the other Assumed Liabilities in so far as they are capable of affecting and do affect the Property
     11.3 In respect of the Property the Vendor shall deduce a good and marketable documentary title in fee simple in possession free from incumbrances other than as noted above from a good root of title in accordance with the provisions of The Conveyancing and Law of Property Act

12.  CONTRACTS/LICENCES

     12.1 The Purchaser shall after Completion but subject to the provisions of this clause 12 carry out and perform in accordance with their terms the Contracts and the Licences
     12.2 If any of the Contracts or the Licences cannot be properly transferred from the Vendor to the Purchaser without the consent of a third party to the novation transfer and/or assignment of the relevant agreement or licence then the Vendor and the Purchaser shall co-operate in taking such steps as may be practicable in order to apply for such consent and the Vendor shall use reasonable efforts to obtain from other parties to the Contracts and the Licences consent to the substitution of the Purchaser in the place of the Vendor as a party or licencee as the case may be (whether by transfer assignment novation or otherwise)
     12.3 The Purchaser undertakes to indemnify and keep indemnified the Vendor from and against any payment required to be made or other liability incurred by or arising against the Vendor in relation to the Contracts or the Licences in respect of any period after Completion

13.  TERMINATION OF EXISTING AGREEMENTS

13.1 The Vendor shall at its sole cost and expense terminate as at the Transfer Date the Franchise Agreement as to the Business and any agreement with the Manager
13.2 The Vendor undertakes to indemnify and keep indemnified the Purchaser from and against any payment required to be made or other liability incurred by or arising against the Purchaser in relation to the contracts and agreements to be terminated under clause 13.1 and (insofar as and only to the extent that the same was caused by any act or omission of the Vendor prior to the Transfer Date) the Contracts

14.  CREDITORS AND LIABILITIES

The Vendor agrees to remain solely responsible for all the Liabilities (save as otherwise expressly provided in this Agreement) and undertakes to discharge the Creditors and to indemnify the Purchaser fully at all times from and against any and all claims actions proceedings demands liabilities costs and expenses in connection with any of the Liabilities or the Creditors

15.  WARRANTIES
     15.1 The Vendor represents warrants and undertakes to and with the Purchaser and its successors in title that the Warranties are at the date of this Agreement and will be at the date of Completion and the Transfer Date true and correct in all material respects. The Vendor undertakes to the Purchaser to indemnify the Purchaser fully at all times from and against all costs claims proceedings demands and expenses which the Purchaser may sustain incur or pay by reason of any breach of any of the Warranties

     15.2 The remedies of the Purchaser in respect of breach of any of the Warranties shall continue to subsist notwithstanding Completion
     15.3 The rights and remedies of the Purchaser in respect of any breach of the Warranties shall not be affected by any investigation made by or on behalf of the Purchaser into the affairs of the Vendor by the Purchaser failing to exercise or delaying the exercise of any of its rights or remedies or by any other event or matter whatever except a duly authorised written waiver or release
     15.4 The Purchaser acknowledges that in entering into this Agreement (other than as expressly represented warranted or otherwise set forth herein):
          15.4:1 the Purchaser was not induced to execute and deliver this Agreement by any warranty representation inducement promise or side agreement of any kind type characterization nature or description made by the Vendor and/or its agents employees or any of the companies affiliated with the Vendor
          15.4:2 the Purchaser received independent advice from legal financial engineering architectural and other similar professionals of its choice with respect to the advisability of purchasing the Assets pursuant to the stipulations agreements conditions and covenants contained and set forth in this Agreement
          15.4:3 neither the Vendor nor its agents employees or any of the companies affiliated with the Vendor has made any warranties representations or guarantees express implied or statutory written or oral to the Purchaser and the Purchaser specifically understands and acknowledges that neither the Vendor nor its agents employees or affiliated companies or entities shall have any liability of whatsoever kind nature or description to the Purchaser in connection with the probability of success of the operation of the Business or otherwise and the Purchaser has accepted the Assets AS-IS-WHERE-IS with all faults and without any warranties expressed or implied or whatsoever kind type nature description or characterization

16.  COSTS/STAMP DUTY

     16.1 Except as expressly set forth in clause 16.2 below the Parties shall pay their own costs in connection with the negotiation preparation approval and implementation of this Agreement or any agreement conveyance assignment or other documents incidental to or referred to in this agreement (whether or not the transactions contemplated by this Agreement are consummated)
     16.2 The Purchaser shall pay and undertakes to indemnify the Vendor with respect to all stamp duty (transfer tax) fees costs charges expenses impact fees or any other costs charges expenses exactions or whatsoever kind type nature description or characterization payable by or assessed against the Vendor in The Bahamas as a result of the proposed transactions and similarly all Bahamian sales transfer recording and similar taxes and fees of whatsoever kind type nature description or characterization in connection with the sale and transfer of the Assets and the consummation of this Agreement; it being the specific understanding that the Vendor shall have received on the Transfer Date the amount set forth in Clause 2.2 net of all transfer costs charges and expenses excepting only the fees and expenses of the professional advisors of the Vendor
     16.3 The Parties hereby warrant and represent to each other that no real estate commission or similar fee shall be payable to any agent or third party upon or after Completion and should either party be proven inaccurate in this respect then such party shall be solely responsible for the payment of any such commission or fee and all legal fees and similar expenses incurred by the other party in connection therewith

17.  FURTHER ASSURANCE AND GOOD FAITH

     17.1 The Parties undertake with each other to execute and deliver any and all documents and to take any steps as shall be reasonably required to be executed and delivered so that the Parties fully comply with each and every stipulation agreement condition and covenant contained and set forth in this Agreement including for the purposes of illustration and not limitation: (i) all documents and steps required to vest the Assets in the Purchaser and (ii) all documents and steps required to ensure the compliance of the Manager in all relevant respects with regard to the matters referred to in this Agreement and (iii) all documents and steps to evidence the absolute and unconditional assumption of the Assumed Liabilities by the Purchaser as of the Transfer Date

     17.2 The Parties each represent to the others that they will make proper application for their respective Governmental Approvals and shall diligently and conscientiously pursue the obtaining thereof by the Date for Governmental Approvals
     17.3 Each of the Parties undertakes with the others to render such assistance as may be reasonably required (at the expense of the requesting party) in order to facilitate the grant of the respective Governmental Approvals
     17.4 Upon the grant or refusal (as the case may be) of any of the Governmental Approvals immediate written notification thereof shall be made to the other Parties or their respective attorneys

18.  CONFIDENTIALITY

     18.1 No employees representatives counsel or accountants of the Purchaser and/or its affiliates or any other person or entity claiming by or through the Purchaser directly or indirectly shall have access to the Assets or to the Financial Statements contracts books records and other relevant information pertaining thereto or to the employees and/or agents of the Vendor or to the hotel licensor of the Business or the Franchisor without the prior written consent of the Vendor which consent may be withheld in the sole judgment of the Vendor
     18.2 All information supplied by the Vendor to the Purchaser and/or its agents or affiliates which is designated by the Vendor as confidential shall be held in strict confidence and shall not be disclosed to any third party for any reason whatsoever without the prior written consent of the Vendor which consent may be withheld in the sole judgment of the Vendor
     18.3 Except with respect to public statements required by the Franchisor each of the Parties agrees that no public statements will be made with respect to the proposed transactions unless required by law or the other parties have granted prior written consent thereto

19.  ASSIGNMENT

Sun Hotels shall be at liberty to assign its rights under this Agreement to a wholly-owned subsidiary of Sun Hotels (which expression shall include such further wholly-owned subsidiaries of which Sun Hotels is the ultimate parent or holding company) without the prior written consent of the Vendor PROVIDED THAT all of the obligations of the Purchaser hereunder including (for the purposes of illustration and not limitation) all indemnification obligations of the Purchaser hereunder and the obligation of the Purchaser to execute and deliver one or more general releases under clause 8.4:2 which obligations shall remain the personal obligation and liability of the Purchaser notwithstanding that such obligations and liabilities shall also be the personal obligation and liability of any such assignee and any such assignee shall also execute and deliver to the Vendor such releases and shall execute and deliver to the Vendor such documentation as shall be required to evidence the assumption of such obligations; it being the purpose and intendment of this clause to underscore the express understanding of the Parties that all of the rights and remedies of the Vendor hereunder and all of the duties obligations and undertakings of Sun Hotels hereunder are and shall remain absolute and unconditional notwithstanding any such assignment(s)

20.  MISCELLANEOUS

     20.1 Completion shall not in any way prejudice or affect the operation of any of the stipulations agreements conditions and covenants contained and set forth in this Agreement which contemplate or are capable of operation after Completion and accordingly all such stipulations agreements conditions and covenants shall continue in full force and effect after and shall survive Completion.
          Completion shall not constitute a waiver by any Party of any breach of this Agreement whether or not known to the Party at the date of Completion
     20.2 This Agreement and the Schedules to it shall constitute the entire agreement and understanding between the Parties with respect to all matters which are referred to and shall supersede any previous agreement(s) between the Parties or any of them in relation to the matters referred to in this Agreement
     20.3 If any term covenant or condition of this Agreement or the application thereof to any person or circumstance shall be determined to be unenforceable by a court of competent jurisdiction ("the Offending Provision") then the remainder of this Agreement or the application of such term covenant or condition to persons entities or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby and each term covenant and condition of this Agreement shall be valid and enforced to the fullest extent permitted by law; provided however that the parties affected by the Offending

          Provision shall endeavour in good faith within Sixty (60) days after the date such determination is made to agree upon alternative provisions which shall have the same practical effect as the Offending Provision and upon any agreement being reached the new provision shall be incorporated into and form a part of this Agreement

21.  RELEVANT LAW

This Agreement shall be governed by and construed in accordance with Bahamian law and the Parties submit to the non-exclusive jurisdiction of the Supreme Court of The Commonwealth of The Bahamas and agree that in the event of any action being begun in respect of this agreement the process by which it is begun may be served on them in accordance with clause 22

22.  NOTICES

     22.1 Any notice required hereunder shall be given in writing and shall be sent by reputable overnight delivery service (e.g. Federal Express) or sent by certified mail return receipt requested to the Parties at the addresses set forth below. Any Party from time to time may change its address to which notice is to be sent pursuant hereto by sending a notice of such change in conformity with the foregoing requirements to the other Party. All notices sent in conformity with the foregoing requirements shall be deemed delivered (and received) upon receipt or first refusal to accept delivery

       ADDRESS FOR VENDOR:                      ADDRESS FOR PURCHASER:
Ocean Properties Bahamas Limited           Sun International Hotels Limited
     1100 Linton Boulevard                         Executive Offices
           Suite C-9                                  Coral Tower
   Delray Beach, Florida 33444                  Paradise Island, Bahamas
                                                  Tel:  (809) 363-3000
    Telephone: (407) 279 0322                     Fax:  (809) 363-3703

     Paradise Corporation
        1 Cate  Street
           Suite 3
Portsmouth, New Hampshire 03801

     Telephone: (603) 433 4742

     WITH A COPY TO:                         WITH A COPY TO:

     Richard H. Critchfield, Esq                    Giselle M. Pyfrom
        1100 Linton Boulevard                   Harry B. Sands and Company
     Delray Beach, Florida 33444                   Fifty Shirley Street
                                                      P. O. Box N-624
     Telephone: (407) 279 0322                        Nassau, Bahamas
                                                   Tel:  (809) 322-2670
              AND                                  Fax:  (809) 323-8914

      Hartis E. Pinder, Esq
   Mckinney, Bancroft & Hughes
          Mareva House
         George Street
        P. O. Box N-3937
        Nassau, Bahamas

    Telephone: (809) 322 4195